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Exhibit 21.1

BUCKEYE PARTNERS, L.P.
SUBSIDIARIES OF THE REGISTRANT
AS OF DECEMBER 31, 2007

Subsidiary	Jurisdiction of Organization
Buckeye Pipe Line Company, L.P. (99% owned)	Delaware
Buckeye Pipe Line Holdings, L.P. (99% owned)	Delaware
Everglades Pipe Line Company, L.P. (99% owned)	Delaware
Laurel Pipe Line Company, L.P. (99% owned)	Delaware
Wood River Pipe Lines LLC (100% owned)	Delaware
Buckeye Pipe Line Transportation LLC (100% owned)	Delaware
Buckeye NGL Pipe Lines LLC (100% owned)	Delaware
Buckeye Energy Holdings LLC (100% owned)	Delaware
Buckeye Gas Storage LLC (100% owned)	Delaware
Buckeye Terminals, LLC (99% owned)	Delaware
Norco Pipe Line Company, LLC (99% owned)	Delaware
Buckeye Gulf Coast Pipe Lines, L.P. (99% owned)	Delaware
Buckeye Gulf Coast Holdings I, LLC (99% owned)	Delaware
Buckeye Gulf Coast Holdings II, LLC (99% owned)	Delaware
Buckeye Products Pipe Line, L.P. (63% owned)	Delaware
Buckeye Texas Pipe Line Company, L.P. (99% owned)	Delaware
Gulf Coast Pipe Line, L.P. (63% owned)	Delaware
Gulf Coast/Products GP Holding LLC (99% owned)	Delaware
Gulf Coast/Products Holding L.P. (99% owned)	Delaware
Ferrysburg Terminal LLC (100% owned)	Delaware
WesPac Pipelines—San Diego LLC (49.5% owned)	Nevada
WesPac Pipelines—Reno LLC (100% owned)	Nevada
WesPac Pipelines—Memphis LLC (74.25% owned)	Nevada

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  Exhibit 21.1
BUCKEYE PARTNERS, L.P. SUBSIDIARIES OF THE REGISTRANT AS OF DECEMBER 31, 2007